Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, being directors or officers of Tyco International Ltd. (the “Company”, which has filed with the Securities and Exchange Commission (the “SEC”) certain Registration Statements on Forms S-3 and S-8), hereby constitutes and appoints Christopher J. Coughlin, Executive Vice President and Chief Financial Officer of the Company, Judith A. Reinsdorf, Executive Vice President and General Counsel of the Company, and John S. Jenkins, Vice President and Corporate Secretary of the Company, and each of them, his or her true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him or her or in his or her name, place and stead, in any and all capacities to sign, or cause to be signed electronically, and file, in connection with the Company’s proposed change of domicile from Bermuda to Switzerland (i) such registration statements, including all exhibits and other documents in connection therewith, as are necessary or advisable to be filed with the SEC in connection with such change of domicile, (ii) any and all amendments, post-effective amendments and supplements to any such registration statement or any registration statement that is currently effective with the SEC and (iii) any and all applications or other documents pertaining to such securities or such registration, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

NAME	TITLE	DATE

/s/ Edward D. Breen	Chairman of the Board and Chief Executive Officer
Edward D. Breen	(Principal Executive Officer)	March 12, 2009

/s/ Christopher J. Coughlin	Executive Vice President and Chief Financial Officer
Christopher J. Coughlin	(Principal Financial Officer)	March 12, 2009

Senior Vice President, Controller and Chief Accounting Officer
Carol Anthony Davidson	(Principal Accounting Officer)	March 12, 2009

/s/ Timothy M. Donahue
Timothy M. Donahue	Director	March 12, 2009

NAME	TITLE	DATE

/s/ Brian Duperreault
Brian Duperreault	Director	March 12, 2009

/s/ Bruce S. Gordon
Bruce S. Gordon	Director	March 12, 2009

/s/ Rajiv L. Gupta
Rajiv L. Gupta	Director	March 12, 2009

/s/ John A. Krol
John A. Krol	Director	March 12, 2009

/s/ Brendan R. O’Neill
Brendan R. O’Neill	Director	March 12, 2009

/s/ William S. Stavropoulos
William S. Stavropoulos	Director	March 12, 2009

/s/ Sandra S. Wijnberg
Sandra S. Wijnberg	Director	March 12, 2009

/s/ Jerome B. York
Jerome B. York	Director	March 12, 2009

/s/ R. David Yost
R. David Yost	Director	March 12, 2009